News Release

Berry Petroleum Company                                                                 Phone (661) 616-3900
5201 Truxtun Avenue, Suite 300                                                                 E-mail: ir@bry.com
Bakersfield, California 93309-0640                                                          Internet: www.bry.com

Contacts: Robert F. Heinemann, President and CEO - - Ralph J. Goehring, Executive Vice President and CFO

BERRY PETROLEUM COMPANY MODIFIES ITS 2005 EQUITY INCENTIVE PLAN

Bakersfield, CA - May 03, 2005 - Berry Petroleum Company (NYSE:BRY) announced that the Board of Directors has reviewed the 2005 Equity Incentive Plan ("Plan") that is to be brought to a shareholder vote during Berry's Annual Meeting of Shareholders on May 11, 2005. Berry's Board has deleted paragraph 8(e) to the Plan. With this change, Berry will not buyback, exchange or re-price options without shareholder consent.

Berry Petroleum Company is a publicly traded independent oil and gas production and exploitation company with its headquarters in Bakersfield, California.

This release may contain descriptions of the Company's expectations regarding future business activities. These forward-looking statements are made in reliance upon safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Accordingly, actual results may differ materially from those contemplated by the forward- looking statements.

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